united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34942 (Commission File Number)	77-0557980 (I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300
Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 217-7300

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Offering of 0.75% Convertible Senior Notes due 2021

On September 12, 2016, Inphi Corporation (the “Company”) issued $287.5 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2021 (the “Notes”) in a private placement, which included $37.5 million principal amount of Notes issued and sold pursuant to the exercise of the option granted by the Company to the initial purchasers of the Notes. The Notes are the Company’s senior unsecured obligations, and were issued under an indenture, dated as of September 12, 2016 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 0.75% per annum, payable semi-annually in arrears in cash on March 1 and September 1 of each year, beginning on March 1, 2017. The Notes will mature on September 1, 2021, unless earlier repurchased or converted.

The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding March 1, 2021, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2016 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on such trading day; or (3) upon the occurrence of specified corporate events. On or after March 1, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion of a Note, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The conversion rate for the Notes is initially 17.7508 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $56.34 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 35.0% over the last reported sale price of $41.73 per share of the Common Stock on The New York Stock Exchange on September 6, 2016. The conversion rate for the Notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate of the Notes for a holder who elects to convert in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior maturity.

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving the Company, the Notes will be due and payable immediately.

The description above is a summary and is not meant to be a complete description of the Notes. This description is qualified in its entirety by reference to the Indenture, including the form of the Notes, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The net proceeds from the sale of the Notes were approximately $279.6 million, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company. The Company used approximately $22.5 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below).

Capped Call Transactions

On September 6, 2016, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (together, the “Base Capped Call Transactions”) with each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, London Branch (together, the “Option Counterparties”). In addition, on September 7, 2016, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties.

The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock underlying the Notes. The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Common Stock is greater than the strike price of the Capped Call Transactions, which initially corresponds to the initial conversion price of the Notes or approximately $56.34 per share, with such reduction subject to a cap based on the cap price of the Capped Call Transactions. The cap price under the Capped Call Transactions will initially be approximately $73.03 per share, which represents a premium of approximately 75.0% over the closing price of the Common Stock on September 6, 2016, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the Capped Call Transactions, but the Company will be entitled to receive from them a number of shares of Common Stock and/or an amount of cash generally based on the amount by which the market price per share of the Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions, with such number of shares of Common Stock and amounts of cash, if any, subject to a cap.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not affect any holder’s rights under the Notes.

The description above is a summary and is not meant to be a complete description of the Capped Call Transactions. This description is qualified in its entirety by reference to the detailed provisions of the confirmations for the Capped Call Transactions, which are attached as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report under the section “Offering of 0.75% Convertible Senior Notes due 2021” above and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The Company issued and sold the Notes to the initial purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The purchase agreement with the initial purchasers also contemplated the resale of the Notes to qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers.

The information contained in Item 1.01 of this Current Report with respect to the Notes is incorporated herein by reference.

Item 8.01	Other Events.

On September 7, 2016, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture dated as of September 12, 2016, between Inphi Corporation and Wells Fargo Bank, National Association, as trustee (including form of Note).

10.1	Base Capped Call Confirmation, dated September 6, 2016, between Inphi Corporation and Morgan Stanley & Co. LLC.

10.2	Base Capped Call Confirmation, dated September 6, 2016, between Inphi Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.3	Additional Capped Call Confirmation, dated September 7, 2016, between Inphi Corporation and Morgan Stanley & Co. LLC.

10.4	Additional Capped Call Confirmation, dated September 7, 2016, between Inphi Corporation and JPMorgan Chase Bank, National Association, London Branch.

99.1	Press release issued by Inphi Corporation dated September 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2016

INPHI CORPORATION

By:	/s/John Edmunds
John Edmunds
Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of September 12, 2016, between Inphi Corporation and Wells Fargo Bank, National Association, as trustee (including form of Note).

10.1	Base Capped Call Confirmation, dated September 6, 2016, between Inphi Corporation and Morgan Stanley & Co. LLC.

10.2	Base Capped Call Confirmation, dated September 6, 2016, between Inphi Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.3	Additional Capped Call Confirmation, dated September 7, 2016, between Inphi Corporation and Morgan Stanley & Co. LLC.

10.4	Additional Capped Call Confirmation, dated September 7, 2016, between Inphi Corporation and JPMorgan Chase Bank, National Association, London Branch.

99.1	Press release issued by Inphi Corporation dated September 7, 2016.